Exhibit (n)(1)


                      Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 12, 2002 in the Registration Statement (Form N-2 No. 333-67926 and 811-10473) and related Prospectus of Advantage Advisers Multi-Sector Fund I for the registration of shares of beneficial interest.



                                                /s/ Ernst & Young LLP


New York, New York
April 12, 2002